[DESCRIPTION]       MATERIAL CONTRACTS

EX-10.57 Copy of Wellness Administrative Services Agreement dated July 1, 1996, and Amendment to said Agreement dated October 10, 1996, between WellCare of New York, Inc. and Bienestar, Inc.

       WELLNESS ADMINISTRATIVE SERVICES AGREEMENT
                        BETWEEN
               WELLCARE OF NEW YORK, INC.
                          AND
                    BIENESTAR, INC.

     This Agreement is made and entered into as of this first day of July 1996, by and between WellCare of New York, Inc., a New York State for-profit health maintenance organization (HMO)(hereinafter referred to as "WellCare"), and Bienestar, Inc., a for-profit corporation organized under the laws of the State of Delaware (hereinafter referred to as "Bienestar").

     WHEREAS, WellCare currently provides health care coverage to approximately 100,000 commercial, Medicaid (Healthy Choice), and
Medicare (Senior Health) members; and

     WHEREAS, Bienestar is a wholly-owned subsidiary corporation of WellCare engaged in the business of providing consulting and educational services regarding wellness and integrative health services to managed care entities, as described in the attached
Bienestar brochure; and

     WHEREAS, WellCare desires to engage Bienestar to provide wellness and integrative health care services to enrolled members on the basis, terms, and conditions of this Agreement; and

     WHEREAS, WellCare and Bienestar have duly authorized the execution and performance of this Agreement, and this Agreement is a valid and binding agreement subject to the approval of the New
York State Commissioner of Health.

     NOW, THEREFORE, in consideration of the promises and the mutual representations, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, and intending to be legally bound, WellCare and Bienestar do hereby represent, covenant, promise and agree as follows:

                       ARTICLE I
                COMPENSATION TO WELLCARE

As compensation for services rendered, as set forth in Article 6, WellCare shall pay to Bienestar the following:

1.1 A monthly fee of $1.25 per member per month (PMPM) for commercial and Medicare (Senior Health) Members. The monthly fee shall cover, but not be limited to, the services set forth in Article 6 including the services of Bienestar executives, Bienestar Wellness Representatives and the supervision of all of the services described in Article 6.

1.2 All fees shall be due and payable on the first of each and every month of the term of this Agreement. Any monthly fees in arrears fifteen (15) days will begin accruing finance charges of one percent (1%) a month.

                       ARTICLE 2
                 TERM AND CANCELLATION

2.1  Term.          This Agreement is effective July 1, 1996, and shall
     continue for a five (5) year term or through June 30, 2001., under the same terms and conditions unless so amended by both parties.

2.2  Cancellation.

     (a) If either party is dissolved or liquidated, or shall apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, file a petition or answer seeking its reorganization of an arrangement with its creditors or to take advantage of an insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating said party of appointing a receiver, trustee or liquidator for said party or all of a substantial part of its assets, and such order, judgment or decree shall continue in effect for any period of ninety (90) consecutive days, then in case of any such event, this Agreement shall expire, at the other party-s option, on five (5) days written notice, notwithstanding any other provision in this Agreement.

     (b) If WellCare or Bienestar shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed, or performed by it, and such default shall continue for a period the greater of thirty
     (30) days or in cases where the alleged default is a result of governmental action or inaction, such longer period as shall be required to exhaust all procedural and substantive rights available by law to cure same under applicable governmental or third party payor laws or regulations, or, if other defaults are curable but not within the thirty (30) day period, such longer time as may be required shall be given to cure, provided that the defaulting party begins to cure immediately and thereafter proceeds diligently and without interruption until the cure is completed, as written notice by the non-defaulting party to the other specifying the default in question and requesting that the default be cured, than in case of any such event and upon the expiration of any period of grace applicable thereto the term of this Agreement shall expire, at the option of the non-defaulting party, on five (5) days written notice to the other party.

     (c) Either party shall have the right to terminate this Agreement at any time if the operating license of WellCare or any substantial portion thereof is revoked or suspended for more than sixty (60) consecutive days provided all procedural and substantive rights available under law to reserve or modify same shall have first been exhausted by WellCare if it chooses to pursue such rights, in its sole discretion. Notwithstanding foregoing, either party's right to terminate hereunder shall be exercised only by delivery of written notice to the other party no later than ten (10) days after expiration of the aforementioned sixty (60) day period or the exhaustion of all such procedural and substantive rights.

     (d) Either party shall have the right to terminate this Agreement at any time without cause upon a six (6) month written notice sent by certified mail to the other party.

                       ARTICLE 3
       ALLOCATION OF AUTHORITY AND RESPONSIBILITY

3.1 Medical and Professional Matters. All medical and professional policy matters shall be the responsibility of WellCare. Policy recommendations for the provision of integrative health care services shall be formulated by a medical advisory committee (MAC) consisting of: WellCare's Medical Director, Director of CQI., Clinical Outcomes Programs Development Manager, Manager of Program Development and Health Promotion, one representative of Bienestar, and the Chief Medical Officer as an ex officio.

3.2  Reports.       Bienestar shall present to WellCare and its
     Board of Directors quarterly written reports summarizing Bienestar's management actions and results, other reports as Bienestar may deem appropriate to keep WellCare informed as to the status of the Bienestar program, and such other reports as WellCare may reasonable request. Bienestar shall also provide such reports as may be required by any regulatory agency having jurisdiction over WellCare. WellCare shall notify Bienestar of any and all correspondence and/or determination of any regulatory agency immediately upon receipt thereof by WellCare.

3.3 All parties agree to review success of relationship after a twelve (12) month period of time to maintain high productivity and to establish performance targets which shall provide Bienestar a strong incentive to assist WellCare in reducing escalating health care costs while improving the quality of care to enrolled members.

                       ARTICLE 4
                 GOVERNMENT REGULATIONS

Bienestar shall comply with the requirements of any applicable statute, ordinance, law, rule, regulation, or order of any governmental or regulatory body having jurisdiction. Bienestar shall notify WellCare of any and all correspondence or communication from any such regulatory agency, and shall make such presentations to the WellCare Board with regard to communications from regulatory agencies as WellCare shall request.

                       ARTICLE 5
        CONFIDENTIALITY AND OWNERSHIP OF RECORDS

Bienestar shall protect the confidentiality of the records of WellCare and WellCare Members and shall comply with all applicable federal, state, and local laws and regulations, and medical ethical standards relating to the records of WellCare and WellCare Members. Bienestar hereby acknowledges that any and all records maintained by or on behalf of WellCare, no matter where such records are housed, shall be deemed to be in the possession of WellCare and to be the property of WellCare. Ownership of all records made by or on behalf of WellCare shall be in WellCare, and physical custody of all records shall be transferred immediately to WellCare in the event this Agreement expires or is terminated for any reason.

                       ARTICLE 6
          SERVICES TO BE PROVIDED BY BIENESTAR

Bienestar will be responsible for:

     (a)  Development of a total wellness program for WellCare to:

          (1)       Educate health care professionals and
          WellCare Members to encourage Members to take an active role in their own health care and to better understand and effectively manage their health needs;

          (2) Analyze data to identify Members' health needs in order to assist in achieving better outcomes and better cost management;

          (3)       Appreciate the cultural nuances of the
          Member and apply this understanding to develop programs which will enhance Members' total well-being; and

          (4) Provide education to providers and Members and to advocate on behalf of Members to make optimal use of integrative health care benefits.

     (b) Provision of consultative services to WellCare with respect to the management of behavioral health care benefits for its Members;

     (c) Provision of consultative and technical assistance to WellCare with respect to educational services for Members, employers and providers;

     (d) Assistant to WellCare in the development of Wellness programs for employer groups; and

     (e)  Market research and development of Wellness services.

                       ARTICLE 7
                  LIABILITY INSURANCE

WellCare agrees that basic limits of professional malpractice liability insurance will be maintained during this Agreement with coverage in an amount of not less than $1,000,000 per occurrence and $3,000,000 per annual aggregate, however, the policy shall in the form and amounts of such coverage be not less than those required by all applicable regulatory agencies and by other applicable New York insurance laws and regulations. WellCare agrees to provide Bienestar with certificates of insurance as evidence of coverage and to provide written notice to Bienestar of any proposed modifications, cancellation or termination of the above-referenced insurance coverage at least thirty (30) days prior thereof.

                       ARTICLE 8
                      ARBITRATION

In the event that any dispute shall arise with regard to this Agreement, all parties agree to submit the matter(s) in controversy to a Board of Arbitrators consisting of three (3) members (one shall be selected by each party to this Agreement and these members in turn shall select a third member). The Board of Arbitrators so constituted shall proceed under the rules and regulations of the American Arbitration Association. All parties expressly covenant and agree to be bound by the decision of the arbitrators and accept any decision by a majority of the arbitrators as a final determination of the matter(s) in dispute. The parties to the Agreement shall share the cost of arbitration equally.

     IN WITNESS WHEREOF, the parties have set their signatures below.

WELLCARE OF NEW YORK, INC.    BIENESTAR, INC.

By:  /s/ Edward A. Ullmann    By:/s/ Gerardo Rodriguez V.
Edward A. Ullmann             Gerardo Rodriguez V.
Title: Chairman               Title: CEO/President
Date:  July 1, 1996           Date:  July 1, 1996


Attachment

                      AMENDMENT TO
       WELLNESS ADMINISTRATIVE SERVICES AGREEMENT
                        BETWEEN
               WELLCARE OF NEW YORK, INC.
                          AND
                    BIENESTAR, INC.

     THIS AMENDMENT is made and entered into as of this 10th day of October, 1996 by and between WellCare of New York, Inc., a New York State for-profit health maintenance organization (hereinafter referred to as "WellCare") and Bienestar, Inc., a for-profit corporation organized under the laws of the State of Delaware (hereinafter referred to as "Bienestar").

     WHEREAS, WellCare and Bienestar entered into a Wellness Administrative Services Agreement (hereinafter referred to as "The Agreement") dated as of the 1st day of July, 1996 by the terms of which Bienestar is to provide wellness and integrative health care services to enrolled members of WellCare; and

     WHEREAS, WellCare and Bienestar have agreed to amend The
Agreement; and

     WHEREAS, the Board of Directors of WellCare and the Board of Directors of Bienestar have each duly authorized the execution and performance of this Amendment and this Amendment is a valid and binding agreement; and

     WHEREAS, the parties wish to further amend The Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein and other good and valuable consideration, the parties agree as follows:

I.   Article 1 of The Agreement shall be amended as follows:

     Section 1.1 The fee paid to Bienestar will be $1.30 per member per month for those new group members or current members covered under group contracts as of October 1, 1996 who select the benefits offered by WellCare described on Exhibit "A," provided that it is understood that the existing compensation of $1.25 per member per month set forth in
     Article 1.1 of The Agreement shall remain in effect for the terms of all group contracts in effect at the time of this Agreement until such time as those contracts are up for renewal. Said compensation shall apply to commercial members (group contracts), and Medicare members (Senior Health), and is not applicable to other members.

     Section 1.2 The compensation fee shall be paid based upon WellCare's most current membership data. WellCare shall use best efforts to reconcile any mistakes in payment or in payment information retroactively within one hundred eighty
     (180) days.

II.  Article 2 of The Agreement shall be amended as follows:

     Section 2.1 The term of The Agreement is changed to July 1,
     1996 to November 8, 1997.

     Section 2.2 In the event that The Agreement is terminated by WellCare pursuant to Article 2.2(d) thereof, WellCare shall immediately pay to Bienestar the monthly fees that would be due to Bienestar for the remainder of the term of The Agreement, based on the number of WellCare members then receiving the Bienestar Rider or its equivalent or preexisting contract, at the time notice of termination is given.

III. Article 3 of The Agreement shall be amended as follows:

     Add to Section 3.2 Within thirty (30) days of the date hereof Bienestar and WellCare will use best efforts to develop standards by which to monitor Bienestar's peformance under The Agreement. To assist in that task, the parties agree that WellCare shall designate an individual to act as a liaison and that Bienestar shall meet with such individual at such times as necessary in order for a protocol to be developed in said time frame. Development of such protocol is a material inducement for WellCare to enter into this Amendment.

IV.  Article 6 of The Agreement shall be amended as follows:

     Add (f) Bienestar agrees not to subcontract with any third parties without the express written consent of WellCare, which consent may be withheld or denied in WellCare's sole
     discretion.   Bienestar agrees that any and all third parties
     engaged by Bienestar to perform services set forth in The Agreement will execute a subcontract with Bienestar which shall acknowledge WellCare as a third party to the contract. Bienestar shall require the subcontractors to abide by The Agreement and this Amendment and will ensure that the terms of The Agreement and Amendment are incorporated by reference in the subcontract. Bienestar will make available, on request by WellCare, all subcontracts that provide for services to WellCare Members. Copies of subcontracts shall be made available to WellCare in the requested time frame which in no case shall exceed twenty (20) days after request of such subcontracts.

V.   Article 7 of The Agreement shall be amended as follows:

     Bienestar shall obtain all insurance policies in the form and amounts of coverage not less than those required by all applicable regulatory agencies and by other applicable New York insurance laws and regulations. Bienestar agrees to provide WellCare with certificates of insurance as evidence of coverage and to provide written notice to WellCare of any proposed modifications, cancellation or termination of the above-referenced insurance coverage at lease thirty (30) days prior thereof.

VI. The Agreement shall be further amended to add an Article 9 as follows:

     OBLIGATIONS OF WELLCARE AND EXCLUSIVITY

     During the term of The Agreement, WellCare shall be obligated to offer to its Commercial members (group) and Senior Health members the option to purchase the benefits which The Agreement manages. During the term of The Agreement, Bienestar shall be the exclusive provider of the services listed in Article 6 as they relate to WellCare's provision of the Bienestar Rider of The Agreement. Nothing contained herein shall prevent WellCare from directly providing said services, provided that it is understood that the fee paid to Bienestar under Section 1.1 shall not be reduced if WellCare chooses to provide any of said services directly during the term of this Agreement.

     IN WITNESS THEREOF, the parties have executed this Agreement as of the date first above written.


WELLCARE OF NEW YORK, INC.    BIENESTAR, INC.

By:/s/ Marystephanie Corsones By:/s/ Edward A. Ullmann
Marystephanie Corsones                  Edward A. Ullmann
Treasurer                     President

Signed: December 17, 1996     Signed: December 11, 1996